SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

     Filed by the Registrant |X|
     Filed by a Party Other Than the Registrant |_|

     Check the Appropriate Box:

     |X| Preliminary Proxy Statement
                                     |_| Confidential, for Use of the Commission
                                         Only (As Permitted by Rule 14a-6(e)(2)

     |_|Definitive Proxy Statement
     |_|Definitive Additional Materials
     |_|Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       THE WELLCARE MANAGEMENT GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the Appropriate Box):
     |X| No fee required.
     |_| Fee computed On table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
     |_| Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify previous filing by registration number, or the form or schedule and the date of its filing.

                       THE WELLCARE MANAGEMENT GROUP, INC.
                        PARK WEST/HURLEY AVENUE EXTENSION
                            KINGSTON, NEW YORK 12401
                                 (914) 338-4110

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 30, 1999


To the Shareholders of
     THE WELLCARE MANAGEMENT GROUP, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Annual Meeting") of The WellCare Management Group, Inc. ("WellCare" or the "Company") will be held at the Company's corporate headquarters, Park West/Hurley Avenue Extension, Kingston, New York 12401, on September 30, 1999 at 10:00 a.m., local time, for the following purposes:

     1) To elect five Directors to serve until the 2000 Annual Meeting of Shareholders.

     2) To adopt an amendment to ARTICLE IV of the Company's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company's Common Stock from 20 million shares to 75 million shares.

     3) To ratify the reappointment of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 1999.

     4) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only holders of record of the Company's Common Stock, Class A Common Stock and Series A Preferred Stock at the close of business on August 23, 1999, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     The Company's 1998 Annual Report to Shareholders accompanies this Notice of Annual Meeting.

                                            By Order of the Board of Directors,

                                            /s/ Mary Lee Campbell Wisley
                                            ----------------------------
                                            Mary Lee Campbell-Wisley
                                            SECRETARY

Kingston, New York
August 27, 1999

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                       THE WELLCARE MANAGEMENT GROUP, INC.
                        PARK WEST/HURLEY AVENUE EXTENSION
                            KINGSTON, NEW YORK 12401
                                 (914) 338-4110

                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 30, 1999

GENERAL

     This Proxy Statement is being furnished to holders of record of Common Stock, Class A Common Stock and Series A Preferred Stock of The WellCare Management Group, Inc., a New York corporation ("WellCare" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders ("Annual Meeting") to be held at the Company's corporate headquarters, Park West/Hurley Avenue Extension, Kingston, New York 12401, on September 30, 1999 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof. Only holders of record of Common Stock, Class A Common Stock and Series A Preferred Stock at the close of business on August 23, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. This Proxy Statement and enclosed proxy card are being mailed to the Company's shareholders on or about August 27, 1999. The Company will pay the cost of preparing and mailing this notice and statement and the enclosed proxy card.

     IN JUNE 1999, DR. KIRAN C. PATEL ("DR. PATEL") PURCHASED 100,000 SHARES OF A NEWLY AUTHORIZED SERIES OF SENIOR CONVERTIBLE PREFERRED STOCK (THE "SERIES A PREFERRED STOCK") FOR $5 MILLION, WHICH PROVIDES PATEL WITH 55% OF WELLCARE'S VOTING POWER. THE SERIES A PREFERRED STOCK IS SUBJECT TO MANDATORY CONVERSION INTO COMMON STOCK UPON THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 20 MILLION TO 75 MILLION, AT THE INITIAL RATE OF 92.27 SHARES OF COMMON STOCK FOR EACH SHARE OF SERIES A PREFERRED STOCK. THE SHARES OF SERIES A PREFERRED A STOCK ARE CONVERTIBLE INTO 55% OF THE THEN OUTSTANDING COMMON STOCK (AFTER GIVING EFFECT TO SUCH CONVERSION AND THE CONVERSION OF OUTSTANDING CLASS A COMMON STOCK) AND WILL BE SUBJECT TO ANTI-DILUTION RIGHTS UNDER WHICH PATEL WILL GENERALLY PRESERVE HIS 55% INTEREST IN WELLCARE UNTIL THERE ARE 75 MILLION SHARES OF COMMON STOCK ISSUED AND OUTSTANDING. THE INVESTMENT BY PATEL IN WELLCARE WAS APPROVED BY NEW YORK STATE REGULATORS ON JUNE 11, 1999. (SEE "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS")

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Annual Meeting, the shareholders will be asked to consider and vote upon the following proposals:

     1) To elect five Directors to serve until the 2000 Annual Meeting of Shareholders.

     2) To adopt an amendment to ARTICLE IV of the Company's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company's Common Stock from 20 million shares to 75 million shares.

     3) To ratify the reappointment of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 1999.

     4) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

VOTING AT THE ANNUAL MEETING

     On the Record Date, there were [7,265,005] shares of Common Stock issued and outstanding, [284,387] shares of Class A Common Stock issued and outstanding and 100,000 shares of Series A Preferred Stock issued and outstanding.

     Each holder of record of Common Stock or Series A Preferred Stock on the Record Date is entitled to one vote per share and each holder of record of Class A Common Stock on the Record Date is entitled to ten votes per share on each matter presented. The holders of Common Stock, Class A Common Stock and Series A Preferred Stock vote together as a single class on each matter presented. Dr. Patel, the holder of 100,000 shares of Series A Preferred Stock outstanding on the Record Date, is entitled to such number of votes that will give him 55% of the combined voting power of the shares of Common Stock and Class A Common Stock outstanding on the Record Date.

     The presence, in person or by properly executed proxy, of the holders of a majority of the votes represented by the outstanding shares of Common Stock, Class A Common Stock and Series A Preferred Stock at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Under New York law, "votes cast" means the votes actually cast "for" or "against" resolution. An abstention does not count as a vote cast.

     If a quorum is present:

     ^ ELECTION OF DIRECTORS: A plurality of the votes cast at the Annual Meeting in person or by proxy is required to elect each director. Shares present in person at the meeting that are not voted for a particular nominee, and shares represented by proxy as to which authority to vote for such nominee is properly "withheld," will not be counted either "for" or "against" in determining a plurality for such nominee.

     ^   AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED:
         Approval of the Amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the number of shares of Common Stock authorized for issuance requires the affirmative vote of a majority of the total votes represented by the total outstanding shares entitled to vote at the Annual Meeting, voting as one class. A broker voting stock held in street name must obtain specific instructions from the beneficial owner of the stock in order to vote on this proposal. If the broker has not received such instructions, the broker may not vote on this proposal.

      ^ INDEPENDENT AUDITORS: The Board is submitting to the shareholders the approval of the selection of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 1999 because we believe that such action follows sound corporate practice and is in the best interest of the Company and its shareholders. If the shareholders do not approve the selection by the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by properly executed proxy, the Board will reconsider the selection of independent auditors.

     If the enclosed proxy card is properly executed and returned to the Company prior to the voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Shares represented by proxies which are marked "WITHHOLD AUTHORITY" to vote for (i) all five nominees, or (ii) any individual nominee(s) for election as directors and are not otherwise marked "FOR" the other nominees, will not be counted in determining whether a plurality vote has been received for the election of directors. Similarly, shares represented by proxies which are marked "ABSTAIN" on any other proposal will not be counted in determining whether the requisite vote has been received for such proposal. IN THE ABSENCE OF INSTRUCTIONS, THE SHARES WILL BE VOTED FOR ALL THE PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies (so called "broker non-votes"), those shares will not be included in the totals.

     At any time prior to its exercise, a proxy may be revoked by the holder of the Class A Common Stock, Common Stock or Series A Preferred Stock granting such proxy by delivering written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement or by attending the Annual Meeting and voting in person.

     Proxies may be solicited on behalf of the Board by mail, telephone, telecopy or in person and solicitation costs will be paid by the Company. Directors, officers and regular employees of the Company may solicit proxies by such methods without additional compensation. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorizations for the execution of proxy cards and, upon request, will be reimbursed by the Company for their reasonable expenses.

                                TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----
     Security Ownership of Certain Beneficial
         Owners and Management...............................................5

     Election of Directors...................................................7

     Adoption of Amendment to Restated Certificate of Incorporation .........9

     Ratification of Reappointment of Independent
         Auditors...........................................................11

     Executive Compensation.................................................11

     Report of Compensation Committee of Board
         of Directors on Executive Compensation.............................15

     Compensation Committee Interlocks and Insider
         Participation in Compensation Decisions............................17

     Indemnification of Officers and Directors..............................17

     Section 16 Proxy Statement Disclosure..................................17

     Stock Performance Graph................................................18

     Certain Relationships and Related Transactions.........................19

     Other Business.........................................................21

     Shareholder Proposals..................................................21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the Record Date, certain information with regard to the beneficial ownership of Common Stock, Class A Common Stock and Series A Preferred Stock by (i) each shareholder who is known by the Company to beneficially own in excess of five percent (5%) of the outstanding shares of any such class of voting stock, (ii) each director and nominee for director,
(iii) each of the executive officers named in the Summary Compensation Table of this Proxy Statement, and (iv) all executive officers and directors as a group.

                                                                                            PERCENT OF TOTAL
                                                                              ------------------------------------------

                                        SERIES A     CLASS A                  SERIES A     CLASS A                 TOTAL
                 NAME                   PREFERRED    COMMON      COMMON(11)   PREFERRED     COMMON    COMMON       VOTE
                 ----                   ---------    ------      ----------   ---------     ------    ------       ----
Kiran C. Patel, M.D. (1)(2)               100,000        -           -          100.0%         -          %        55.0%
Robert W. Morey, Jr. (3)(4)                  -       281,956         515,021       -         99.1%      7.1%       14.8%
Mark D. Dean, D.D.S. (5)(6)                  -           -            72,921       -           -          *          *
Joseph R. Papa                               -           -           203,703       -           -        2.7%         *
John E. Ott, M.D.                            -           -            47,470       -           -          *          *
Craig S. Dupont                              -           -            50,000       -           -          *          *
Mary Lee Campbell-Wisley                     -           -            45,000       -           -          *          *
Thomas A. Curtin                             -           -           -             -           -          -          -
Adele B. Reiter, Esq.                        -           -           -             -           -          -          *
Charles E. Crew, Jr.                         -           -            92,546       -           -        1.3%         *
Lawrence C. Tucker(7)(8)                     -           -        11,250,000       -           -       29.1%       25.2%
Edward A. Ullmann(9)(10)                     -           -           411,045       -           -        5.7%        1.8%
Henry Suarez                                 -           -           -             -           -          -          -
Pradip C. Patel                              -           -           -             -           -          -          -
Rupesh R. Shah                               -           -           -             -           -          -          -
Hitesh P. Adhia                              -           -           -             -           -          -          -
The 1818 Fund II, L.P. (7)(8)                -           -        11,250,000       -           -        29.1%      25.2%
Brown Brothers Harriman & Co. (7)(8)         -           -        11,250,000       -           -        29.1%      25.2%
T. Michael Long (7)(8)                       -           -        11,250,000       -           -          -        25.2%
All current executive officers and
directors as a group (10 persons)
(2)(6)(11)                                100,000        -           260,467    100.0%         -        3.5%       55.9%
------------------------------
* Less than 1%

(1)      Address is 6800 North Dale Mabry Highway, Suite 268, Tampa, FL 33614.
(2) In June 1999, Dr. Patel purchased such shares. These shares provide Dr. Patel with 55% of WellCare's voting power. The shares are subject to mandatory conversion into Common Stock at the initial conversion rate of 92.27 shares of Common Stock for each share of Series A Preferred Stock upon the amendment of WellCare's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20 million to 75 million. These shares and the underlying shares of Common Stock are subject to anti-dilution rights under which Dr. Patel will generally preserve his 55% interest in WellCare until there are 75 million shares of Common Stock issued and outstanding.
(3)      Address is Box 1, 134 Lyford Drive, Tiburon, California 94920.
(4) Includes 12,000 shares of common stock owned by RWM Management Co. Defined Benefit Pension Plan for which Mr. Morey is trustee. Mr. Morey disclaims beneficial ownership. Mr. Morey has granted Dr. Patel a two-year proxy to vote his shares; however, prior to conversion of his shares of Series A Preferred Stock, Dr. Patel has agreed not to vote Mr. Morey's shares.
(5)      Address is 62 Riverview, Port Ewen, New York 12466.
(6) Includes 19,446 shares of Common Stock owned by Dr. Dean's wife, and 4,862 shares of Common Stock owned by Dr. Dean's son. Dr. Dean disclaims beneficial ownership of the shares owned by his wife and son.
(7)      Address is 59 Wall Street, New York, New York 10005.
(8) Includes 10,000,000 shares of Common Stock issuable upon mandatory conversion of 100,000 shares of Series B Convertible Preferred Stock received in exchange for the $15,000,000 8.0% Subordinated Convertible Note due December 31, 2002 (the "Note"). Brown Brothers Harriman & Co. ("BBH & Co."), a general partner of The 1818 Fund II, L.P. (the "Fund"), have designated Messrs. T. Michael Long and Lawrence C. Tucker, either individually or jointly, as the sole and exclusive partners of BBH & Co. having voting and investment power with respect to the Note and the Common Stock issued upon conversion of the shares. By virtue of BBH & Co.'s relationship with the Fund, BBH & Co. may be deemed to beneficially own 11,250,000 shares of Common Stock. By virtue of the resolution adopted by BBH & Co. designating Messrs. Long and Tucker, either individually or jointly, as the sole and exclusive partners of BBH & Co. having voting and investment power with respect to the shares, and the Common Stock issuable upon conversion of the shares, Messrs. Long and Tucker may each be deemed to beneficially own 11,250,000 shares of Common Stock. In calculating the percentage of Common Stock owned and percentage of Total Vote, we have assumed the issuance of an additional 12,222,222 shares of Common Stock to Dr. Patel pursuant to his anti-dilution rights which are triggered by the conversion of the Series B Preferred Stock.
(9)      Address is P.O. Box 133, Miller Road, Mount Tremper, New York 12457.
(10) Includes 11,045 shares of common stock owned by a not-for-profit corporation of which Mr. Ullmann is President. Mr. Ullmann disclaims beneficial ownership of the shares owned by the not-for-profit corporation.
(11) Includes shares of Common Stock from stock options exercisable on or before October 23, 1999 as follows:

         NAME                                                   NUMBER OF SHARES
         Craig S. Dupont                                             50,000
         Mary Lee Campbell-Wisley                                    45,000
                                                                     ------
         All current executive officers and directors as a group
         (10 persons)                                                95,000
                                                                     ======

                              ELECTION OF DIRECTORS

     The Board of Directors currently consists of seven (7) directors. On August 25, 1999 the Board of Directors voted to fix the number of directors to serve until the next annual meeting at five. Unless otherwise specifically directed by shareholders executing proxies, it is intended that all proxies in the accompanying form received in time for the Annual Meeting will be voted at the Annual Meeting FOR the election of the five nominees named below.

     IN THE EVENT ANY NOMINEE SHOULD BECOME UNAVAILABLE FOR REELECTION FOR ANY PRESENTLY UNKNOWN REASON, IT IS INTENDED THAT THE PROXIES WILL BE VOTES FOR SUCH SUBSTITUTE NOMINEE AS MAY BE DESIGNATED BY THE PRESENT BOARD OF DIRECTORS. A plurality of the votes cast at the Annual Meeting in person or by proxy is required to elect each director. Shares present in person at the meeting that are not voted for a particular nominee, and shares represented by proxy as to which authority to vote for such nominee is properly "withheld," will not be counted either "for" or "against" in determining a plurality for such nominee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ITS FIVE NOMINEES FOR DIRECTORS.

     Each nominee's name, age, the year first elected or appointed as a director and position(s) with the Company and certain biographical information is set forth below:
                              YEAR FIRST
                              SERVED AS A
NAME                   AGE      DIRECTOR    POSITION
----                   ---    -----------   --------
Kiran C. Patel, M.D.    50        1999      Chairman of the Board, President and
                                            Chief Executive Officer (2)
Mark D. Dean, D.D.S.    58        1984      Vice Chairman of the Board(1)(2)
Mary Lee                49        1999      Secretary and Director
   Campbell-Wisley
Pradip C. Patel         47        1999      Director
Rupesh R. Shah          37        1999      Director
--------------
(1)  Member, Audit Committee
(2)  Member, Compensation Committee

     KIRAN C. PATEL, M.D., was named as the Chairman of the Board, President and Chief Executive Officer of the Company, and became a director of the Company effective June 11, 1999. He was also named as a director and secretary of WellCare of New York, Inc. ("WCNY") as of June 11, 1999. Dr. Patel has been a practicing physician (cardiologist) from 1982 to the present, and currently continues to practice in Tampa, Florida. Additionally, Dr. Patel is the majority shareholder and since 1988 to the present, shoulders the administrative responsibilities of Well Care HMO, Inc., an unrelated State of Florida licensed Health Maintenance Organization. Dr. Patel is a graduate of SMT, N.H.L. Municipal Medical College, India, and did his Internal Medicine Residency and Cardiology Fellowship in the New York, New Jersey area. Dr. Patel is the brother of Pradip C. Patel.

     MARK D. DEAN, D.D.S., has been a director of the Company and Vice Chairman of the Board since 1984. Dr. Dean has been a dentist in private practice since 1966.

     MARY LEE CAMPBELL-WISLEY became director of the Company, effective February 25, 1999, and Secretary of the Company, effective March 25, 1999; Chairman of the Board, President and Chief Executive Officer as of June 11, 1999 of WCNY, and Vice President of Operations of WCCT, effective May 12, 1998. She had been Executive Director/COO of WCNY, since January 1997 and director of WCCT since December 1997. Ms. Campbell-Wisley has over 15 years experience in the health care industry. Ms. Campbell-Wisley joined WellCare from Mercy Health System of Western New York where, since 1995, she had been Executive Director of the Physician Hospital Organizations. Ms. Campbell-Wisley had been associated with Blue Cross and Blue Shield of Western New York, Inc., from 1991 to 1995, as Executive Director of Community Blue, a 200,000-member HMO. Ms. Campbell-Wisley earned a B.A. from SUNY at Fredonia, a B.S.N. from D'Youville College in Buffalo and an M.B.A. from St. Bonaventure University.

     PRADIP C. PATEL became a director of the Company effective June 11, 1999. He was also named as a director of WCNY as of June 11, 1999. Mr. Patel has been in the health care industry, in a management position, for over 10 years and is currently a shareholder in and since 1986 the President of Well Care HMO, Inc., an unrelated State of Florida licensed Health Maintenance Organization. He is a graduate of the Gujaret University, India and received his MBA from Eastern Michigan University. Mr. Patel is the brother of Dr. Patel.

     RUPESH R. SHAH became a director of the Company effective June 11, 1999. Mr. Shah has been in the health care industry, in a management position, for over 10 years and is currently a shareholder in and, since 1994, the Chief Executive Officer of Well Care HMO, Inc., an unrelated State of Florida licensed Health Maintenance Organization. He is graduate of St. Xavier's College, Gujaret University, India and Rollwala Computer Science, Gujaret University, India. Mr. Shah is the brother-in-law of Dr. Patel.

MEETINGS AND COMMITTEES

     There were six meetings of the Board of Directors during 1998; and, with the exception of Charles Crew who attended three meetings, no director attended less than 75% of the total number of meetings of the Board of Directors or any committee of which such director is a member. In addition, the Board took action by Unanimous Written Consent on seven occasions in 1998.

     The Executive Committee has all of the powers of the Board not otherwise delegated to the Audit or Compensation Committees and, until their resignation as directors subsequent to December 31, 1998, was comprised of Messrs. Robert W. Morey, Joseph Papa and Lawrence C. Tucker. There are currently no members serving on the Executive Committee. There were no meetings of the Executive Committee in 1998.

     The Audit Committee, currently comprised of Charles E. Crew, Jr., Mark D. Dean, DDS, and Hitesh P. Adhia, meets with the Company's independent auditors to review the scope of their annual audit, the adequacy of the Company's system of internal controls, and the sufficiency of its financial reporting. There was one
(1) meeting of the Audit Committee during 1998. Mr. Walter Grist, then a director, was on the committee until his resignation as a director, effective January 20, 1999. Dr. John Ott, then a director, served on the Committee from March 12, 1999 until June 11, 1999.

     The Compensation Committee, comprised of Dr. Kiran C. Patel, Mark D. Dean, DDS, and Henry Suarez, establishes the compensation program for the Chief Executive Officer, recommends to the Board of Directors, in consultation with the Chief Executive Officer, a general compensation program for all officers and administers the Company's 1993 Incentive and Non-Incentive Stock Option Plan and the Company's 1996 Non-Incentive Executive Stock Option Plan. There were three
(3) meetings of the Compensation Committee during 1998. Mr. Lawrence Tucker was on the committee until his resignation, effective January 20, 1999. Dr. Ott servedd on the Committee from March 12, 1999 until June 11, 1999.

     The Company does not have a standing nominating committee.

COMPENSATION OF DIRECTORS

     During 1998, all directors who were not employees of the Company, received a fee of $500 for each meeting of the Board of Directors attended, plus reimbursement of their expenses, and an additional $500 for each meeting of the Audit Committee or Compensation Committee attended.

                          ADOPTION OF AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION

BACKGROUND

     The Company presently is authorized to issue 20,000,000 shares of Common Stock. On the Record Date, there were [7,265,005] shares of Common Stock issued and outstanding.

     After giving effect to conversion of the shares of Class A Common Stock other than the 281,856 shares held by Mr. Morey, and assuming conversion of the shares held of preferred stock held by Dr. Patel and The 1818 Fund, there would be 38,716,693 shares of Common Stock issued and outstanding. Therefore, the Board of Directors has approved, subject to adoption by the Company's shareholders, an amendment to ARTICLE IV of the Company's Restated Certificate of Incorporation, as amended, to increase the authorized numbers of shares of Common Stock from 20,000,000 shares to 75,000,000 shares (the "Amendment"). A copy of the form of Amendment is attached hereto as Exhibit A.

     The Amendment provides for 55 million additional authorized shares of Common Stock which will be available for future stock dividends, acquisitions (no acquisition is currently pending), general corporate purposes and to provide the Board adequate flexibility to accomplish stock splits and other corporate transactions which may arise from time to time. This increase in the authorized shares of Common Stock from 20 to 75 million is also required to provide sufficient Common Stock to be issued pursuant to the recently completed transactions with Patel and with The 1818 Fund II, L.P. in June 1999. The proposed amendment to ARTICLE IV would permit the issuance of additional shares of Common Stock up to the new maximum authorization without further action or authorization by shareholders (except as may be required in a specific case by law or NASDAQ).

     The Company is also authorized to issue a total of 1,000,000 shares of preferred stock. On the Record Date there were a total of 200,000 shares of preferred stock issued and outstanding; 100,000 shares were designated as Series A Senior Convertible Preferred Stock ("Series A Preferred Stock") and 100,000 shares were designated as Series B Senior Convertible Preferred Stock ("Series B Preferred"). The Company's Certificate of Incorporation vests the Board with authority to issue preferred stock from time to time in one or more series, as may be adopted by resolution(s), including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, liquidation preferences and any other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

     On June 11, 1999, Patel purchased a 55% ownership interest in the Company for $5 million. Patel purchased 100,000 shares of Series A Preferred Stock, which will provide him with 55% of WellCare's voting power. The Series A Preferred Stock is subject to mandatory conversion into Common Stock upon the amendment to WellCare's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 20 to 75 million shares, at the initial rate of 92.27 shares of Common Stock for each share of Series A Preferred Stock.

     The Shares are convertible into 55% of the then outstanding Common Stock (after giving effect to such conversion and the conversion of all outstanding Class A Common Stock) and is subject to anti-dilution rights under which Patel will generally preserve his 55% interest in WellCare until there are 75 million shares of Common Stock issued and outstanding. In order to preserve his 55% interest, Patel will be required to pay the par value ($0.1 per share) for each share of Common Stock subsequently purchased.

     On June 11, 1999, The 1818 Fund II, L.P. converted a $15 million 8% subordinated convertible promissory note, plus accrued and unpaid interest of approximately $0.7 million, into 100,000 shares of Series B Preferred Stock. The Series B Preferred Stock is non-voting and is subject to mandatory conversion (subject to regulatory approval) into 10,000,000 shares of WellCare's Common Stock upon the amendment to WellCare's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares from 20 to 75 million shares.

     The holders of our Common Stock do not have any anti-dilution rights other than Dr. Patel, who has the anti-dilution rights described below under the terms of the Stock Purchase Agreement dated June 1, 1999 between the Company and Dr. Patel and the terms of the Series A Preferred Stock. The issuance of additional shares of Common Stock may dilute the ownership and voting rights of shareholders, subject to Dr. Patel's anti-dilution rights. The proposed increase in the number of shares of stock the Company is authorized to issue is not intended to inhibit a change in control of the Company. However, the availability for issuance of additional shares of stock could discourage, or make more difficult, efforts to obtain control of the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company.

REQUIRED VOTE TO ADOPT THE AMENDMENT

     Approval of the Amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the number of shares of Common Stock authorized for issuance requires the affirmative vote of a majority of the total votes represented by the total outstanding shares entitled to vote at the Annual Meeting, voting as one class. A broker voting stock held in street name must obtain specific instructions from the beneficial owner of the stock in order to vote on this proposal. If the broker has not received such instructions, the broker may not vote on this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERES VOTE FOR ADOPTION OF THE AMENDMENT.

              RATIFICATION OF REAPPOINTMENT OF INDEPENDENT AUDITORS

     Deloitte & Touche LLP currently serves as the Company's independent auditors. They have served in that capacity since 1992. On July 7, 1999 subject to ratification by the shareholders, the Company's Board of Directors appointed Deloitte & Touche LLP as independent auditors of the Company for 1999. The shareholders are asked to ratify this action of the Board. The affirmative vote of a majority of the total votes cast in person or by properly executed proxy is required to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for 1999. Unless marked to the contrary, proxies received will be voted "FOR" ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for 1999. It is anticipated that a representative of Deloitte & Touche LLP will be present at the Annual Meeting to answer appropriate questions within such firm's field of expertise. Such representative will have the opportunity to make a statement if he/she desires to do so.

     The ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company is being submitted to the shareholders because the Board believes that such action follows sound corporate practice and is in the best interest of the shareholders. If the shareholders do not ratify the appointment by the requisite vote at the Annual Meeting, the appointment of independent auditors will be reconsidered by the Board. If the shareholders ratify the appointment, the Board, in its discretion, may still direct the appointment of new independent auditors at any time during the year if the Board believes that such change would be in the best interest of the Company and its shareholders.

            THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
                  "FOR" THE RATIFICATION OF THE APPOINTMENT OF
             DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR 1999.

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation for 1998, 1997 and 1996 earned by (i) the Company's Chief Executive Officer during 1998; (ii) each of the four most highly compensated executive officers who were serving as an executive officer at the end of 1998, other than the Chief Executive Officer, and whose compensation during 1998 exceeded $100,000; and (iii) the Company's Acting President/Chief Executive Officer, who commenced employment on May 1, 1998, whose compensation on an annual basis would have required disclosure in the table below:

                                           SUMMARY COMPENSATION TABLE
                                                                                              LONG-TERM
                                                   ANNUAL COMPENSATION                   COMPENSATION AWARDS
                                                   -------------------                   -------------------
                                                                                       COMMON
                                                                      OTHER ANNUAL      STOCK       ALL OTHER
                                               SALARY      BONUS      COMPENSATION    UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR      ($)         ($)           ($)         OPTIONS (#)        ($)
---------------------------           ----    -------     -------   ---------------   -----------    ---------
JOSEPH R. PAPA                        1998     $311,538     --             *              130,000(2)   $5,457(7)
President, Chief                      1997     $300,000     --             *              200,000(3)   $5,457(7)
Executive Officer                     1996       92,308     --             *              200,000         195(7)
Chief Operating
Officer and Director(1)

CRAIG S. DUPONT                       1998      $97,298     --             *               50,000             --
Vice President and
Chief Financial
Officer, Treasurer and
Director (4)

JOHN E. OTT, M.D.                     1998     $239,715  $105,116          *              --            2,800(7)
Executive Vice                        1997     $200,000     --             *                5,000       2,800(7)
President and                         1996      111,538     --        $11,500(8)           40,000             --
Director

MARY LEE CAMPBELL- WISLEY             1998     $164,423   $45,000          *              --            1,085(7)
Secretary; President                  1997     $129,942     --         19,050(9)           45,000         688(7)
and Chief Executive Officer of        1996          --      --            --              --                  --
WellCare of
New York, Inc.

THOMAS A. CURTIN                      1998     $145,385   $38,602          *              - -              51(7)
Vice President of                     1997     $ 33,923     --             *               25,000             --
Sales and Marketing(11)               1996           --     --             --             --                  --

ADELE B. REITER                       1998     $134,230   $35,000          *              --              407(7)
Vice President of                     1997     $104,058     --             *              --               72(7)
Legal and                             1996     $ 70,661   $10,316          --             --                  --
Governmental Affairs(6)
-------------------------
* Represents less than 10% of annual salary and bonus.

(1) Mr. Papa resigned as President, Chief Executive Officer and director, effective January 15, 1999.
(2) Includes the grant of 30,000 options in September 1997, for which the exercise price was repriced in February 1998.
(3) Represents 200,000 options awarded in 1996 for which the exercised price was amended in December 1997; excludes 30,000 options granted in September 1997 for which the exercise price was repriced in February 1998.
(4) Mr. Dupont was named Acting President/Chief Executive Officer, and director, effective January 16, 1999.
(5) Ms. Campbell-Wisley was appointed as President and Chief Executive Officer of WellCare of New York, Inc., effective February 16, 1999; elected director of the Company, effective February 25, 1999; and elected Secretary of the Company, effective March 25, 1999.
(6) Ms. Reiter resigned as Vice President of Legal and Governmental Affairs, effective February 21, 1999.
(7)      Represents group life insurance premium payment.
(8)      Represents the amount WellCare paid for a condominium rental.
(9) Represents $13,000 one time reimbursement for moving expenses and $6,050 auto allowance.
(10) Dr. Ott resigned as Executive Vice President and director, effective June 11, 1999.
(11) Mr. Curtin resigned as Vice President of Sales and Marketing, effective June 7, 1999.

     The following table sets forth certain information concerning options granted in 1998 to the individuals named in the Summary Compensation Table.

                                   OPTION GRANTS IN 1998
                                     Individual Grants

                                                                              POTENTIAL
                                                                           REALIZABLE VALUE
                      NUMBER OF       % OF TOTAL                          AS ASSUMED ANNUAL
                      SECURITIES      OPTIONS      EXERCISE                 RTES OF STOCK
                      UNDERLYING      GRANTED TO   OR BASE                 PRICE APPRECIATE
                      OPTIONS         EMPLOYEES    PRICE      EXPIRATION   FOR OPTION TERM
NAME                  GRANTED (#)     IN 1998      ($/SHARE)    DATE         5%         10%
----                  -----------     ----------   ---------  ----------  -----------------
JOSEPH R. PAPA        100,000(3)         45.5%     $5.02      01-Sep-01          (4)       (4)
                       30,000(1)(2)      12.6%     $4.51      01-Sep-01     $42,000   $88,400
CRAIG S. DUPONT        50,000(5)         22.7%     $1.91      13-May 03      26,400    58,300

-------------------------
(1)  Represents an amendment to options previously awarded in 1997.
(2)  Fully exercisable on date of grant.
(3) Mr. Papa's employment with WellCare terminated January 15, 1999, and 90,000 options expired April 15, 1999.
(4) The potential realizable value at assumed annual rates of stock price appreciation is less than the exercise price of the applicable option. Therefore, the options have no potential realizable value at the assumed annual rates of stock appreciation over the balance of the options term.
(5) One fifth of the assigned number of underlying shares are exercisable commencing on the date of grant, and an additional one fifth on each of the next four anniversaries of the date of grant.

     No options were exercised in 1998 by the individuals named in the Summary Compensation Table. The following table sets forth the number of unexercised options held at December 31, 1998, by the individuals named in the Summary Compensation Table, none of which options were in-the-money at such date:

                       OPTIONS VALUES AT DECEMBER 31, 1998

                                                NUMBER OF UNEXERCISED OPTIONS
                                                    AT DECEMBER 31, 1998
       NAME                                   EXERCISABLE (E)/UNEXERCISABLE (U)
       ----                                   ---------------------------------
       JOSEPH R. PAPA                             263,333 (E)/ 66,667 (U)
       JOHN E. OTT, M.D.                           45,240 (E)/  2,500 (U)
       CRAIG S. DUPONT                             10,000 (E)/ 40,000 (U)
       MARY LEE CAMPBELL-WISLEY                    30,000 (E)/ 15,000 (U)
       THOMAS A. CURTIN                            10,000 (E)/ 15,000 (U)

EMPLOYMENT AGREEMENTS

     MR. PAPA was employed under a three-year agreement with the Company effective September 1, 1996, which provided for an annual base salary of $300,000, until his resignation effective January 15, 1999. Additionally, under the agreement, the Company provided Mr. Papa with an automobile allowance in the amount of $550 per month, as well as making available the use of an apartment leased by the Company. On September 6, 1996, Mr. Papa was granted five-year incentive options to purchase 29,628 shares of common stock of the Company at $10.125 per share and five-year non-incentive options to purchase 170,372 shares of common stock of the Company at $10.125 per share. In December 1997, the Company amended the exercise price on such options from $10.125 to $3.01 per share. Additionally, Mr. Papa received non-incentive options to purchase 30,000 shares of the Company's common stock on September 1, 1997, at an exercise price of $15 per share. In February 1998, the Company amended the exercise price of such options to $4.51 per share and granted additional incentive options for 90,000 shares and non-incentive options for 10,000 shares, each at an exercise price of $5.02 per share.

     Under the agreement, in the event of termination of employment by the Company without cause, the Company shall pay Mr. Papa a lump sum payment in an amount equal to, if the date of termination is subsequent to August 31, 1997 but on or prior to August 31, 1998, one year's base salary and benefits; and if the termination is subsequent to August 31, 1998 but on or prior to August 31, 1999, one-half year's base salary and benefits.

     Effective January 15, 1999, Mr. Papa resigned as President and Chief Executive Officer, and simultaneously entered into a Consulting Agreement with the Company. Under the terms of the Consulting Agreement, Mr. Papa received a monthly fee of $24,000, through April 15, 1999, and then a monthly fee of $12,000 through July 15, 1999.

     MR. DUPONT was employed under an agreement with the Company, effective May 1, 1998, which provides an annual base salary of $150,000, amended to $200,000 per annum, effective January 16, 1999 upon his assuming the additional duties of Acting President/ Chief Executive Officer. Additionally, the Company provides Mr. Dupont with an automobile allowance of $550 per month. In addition, on May 13, 1998, Mr. Dupont was granted five-year incentive options to purchase 50,000 shares of common stock of the Company at $1.91 per share. Under the agreement, in the event of termination of employment by the Company without cause prior to May 16, 2000, the Company shall continue to pay Mr. Dupont his base salary for six months.

     MS. CAMPBELL-WISLEY is employed under a three-year agreement with the Company effective January 29, 1997, which provides for an annual base salary of $145,000. Effective February 16, 1999, the annual base salary was increased to $190,000. Ms. Campbell-Wisley is entitled to a bonus of $47,500 if she remains in the employ of the Company until September 1, 1999. Additionally, under the agreement, the Company provides Ms. Campbell-Wisley with an automobile allowance of $550 per month. Under the agreement, on January 29, 1997, Ms. Campbell-Wisley was granted five-year incentive options to purchase 34,285 shares of the Company's common stock at $8.75 per share and five-year non-incentive options to purchase 10,715 shares of the Company's common stock at an exercise price equal to $8.75.

     Under the agreement, in the event of termination of employment by the Company without cause prior to November 1, 1999, the Company shall pay Mrs. Campbell-Wisley a lump sum payment in an amount equal to three months' base salary and benefits.

     DR. OTT was employed under a five-year agreement with the Company effective June 1, 1996, amended on June 1, 1998. The original contract provided an annual base salary of $200,000, plus an annual incentive bonus equal to ten percent (10%) of the earnings before income taxes of the greater New York City division of WCNY, assuming general and administrative expenses of 15% of premium revenue. Dr. Ott had waived his 1997 and 1996 bonus in view of the Company's financial condition. Under the agreement, on June 1, 1996, Dr. Ott was granted non-incentive options to purchase 35,000 shares of the Company's common stock. Additionally, Dr. Ott is entitled to receive non-incentive options to purchase 5,000 shares of the Company's common stock on June 1 of each year during his term of employment at an exercise price equal to the fair market value on the date of grant.

     Effective June 1, 1998, the agreement was amended to delete the incentive bonus in exchange for a lump sum payment of $75,000 and a revision of the annual compensation to $220,000, $200,000 and $197,723, respectively, for the three years ending May 31, 2001, and to require 75%, 50% and 25% respectively, of Mr. Ott's business time for each of the three years.

     Dr. Ott resigned as Executive Vice President and director, effective June 11, 1999. In connection with his resignation, the Company will make a lump sum payment of $50,000, twelve monthly payments aggregating $50,000, and will issue common stock with a value of $80,000.

     MR. CURTIN was employed under an agreement with the Company, effective September 24, 1997, which provides an annual base salary of $140,000 per annum and is eligible to receive an annual bonus ($20,000) plus an annual incentive bonus of up to 0.5% of the annual increase in commercial member revenue. Additionally, under the agreement, the Company provides Mr. Curtin with an automobile allowance of $550 per month. In addition, Mr. Curtin was granted five-year incentive options to purchase 25,000 shares of the Company's common stock at $6.00 per share. Under the agreement, in the event of termination of employment by the Company without cause, the Company shall continue to pay Mr. Curtin his base salary for six months. Mr. Curtin resigned, effective June 7, 1999, concurrent with the GHI transaction.

     MS. REITER was employed under an agreement with the Company until her resignation, effective February 21, 1999. Under the agreement, Mr. Reiter's annual base salary was $130,000 and the Company provided her with an automobile allowance of $550 per month.

             REPORT OF COMPENSATION COMMITTEE OF BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

     The following is provided to shareholders by members of the Compensation Committee of the Board of Directors.

INTRODUCTION

     Decisions on executive compensation are made by the Compensation Committee of the Board of Directors which is composed of three non-employee directors. All decisions by the Compensation Committee are reviewed by the full Board except for decisions with respect to the Company's stock based plans, which are made solely by the Compensation Committee.

     The Compensation Committee reviews the compensation levels of members of management, evaluates the performance of management, and considers management succession and related matters. In addition, the Committee administers the Company's incentive plans, which include an annual incentive plan and a long-term performance plan.

     The Compensation Committee's philosophy with respect to the Company's executive officers, including the Chief Executive Officer is designed to (i) maintain a compensation program that is equitable in a competitive marketplace,
(ii) provide compensation opportunities that integrate pay with the Company's annual and long-term performance goals which reinforce growth in shareholder value, (iii) recognize and reward individual initiative and achievements, and
(iv) allow the Company to attract, retain, and motivate qualified executives who are critical to the Company's success.

     The Compensation Committee endorses the position that stock ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. Thus, the Committee has utilized stock options in the compensation program for the executive officers with a goal of increasing stock ownership over time. The Committee considered, among other things, the renegotiation of competitive contracts with providers, the filing of competitive commercial premium rates to retain and attract new members, the restructuring of the Company's infrastructure, the reduction of the workforce to reflect industry norms and the reduction of general and administrative cost levels.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Company's executive compensation program for Mr. Papa, who acted as Chief Executive Officer in 1998 consisted of two main components: (i) base salary and (ii) the opportunity to earn long term stock based incentives which are intended to encourage the achievement of superior results over time and to align executive officers' and shareholders' interest. The Company, in 1996, engaged an outside consulting firm to search, hire and negotiate the employment of Mr. Papa. Such negotiations were arms length and were equitable in the competitive marketplace for other publicly-traded companies. During 1997, in lieu of increasing Mr. Papa's cash remuneration, the Compensation Committee concluded that the repricing of his options and the granting of additional options in February 1998 were better aligned with the Company's and shareholders' current and long-term interests. The exercise prices of the options were established at significant premiums to the market price at the time.

OTHER EXECUTIVE COMPENSATION

     In 1998, the Company negotiated and entered into employment agreement with Mr. Dupont. The other executive officers are also parties to employment agreements. These compensation included in these agreements generally consist of base salary, bonus and stock options.

BASE SALARIES

     In negotiating and fixing the base salaries of each of its executive officers, the Compensation Committee considered a number of important factors. The Committee focused on incentives directed towards returning the Company to profitability by first addressing the medical cost side of the business and then revenue generators. The Company engaged an outside consulting firm to search, hire and negotiate the employment agreement of Mr. Dupont. Such negotiations were arms length and were equitable in the competitive market place for other publicly-traded companies.

     The above factors were considered subjectively, together with the policy of the Committee, that, in general, executive officers of the Company should be compensated at competitive levels to attract, motivate and retain talented executives.

BONUSES

     The Company's executive compensation program for certain executives also consists of potential annual cash bonuses based on a Company division or subsidiary meeting certain financial performance. Additional bonuses may also be paid to such executives at the Board's discretion.]

STOCK OPTIONS

     The Committee granted stock options to other senior executive generally having a term of five (5) years, at an exercise price equal to fair market value at the date of grant, and exercisable at an annual rate ranging from thirty-three percent (33%) to fifty percent (50%) per year commencing on the date of grant or one (1) year from the date of grant. Upon a change of control, all granted options become immediately exercisable.

OTHER COMPENSATION PLANS

     The foregoing report of the Compensation Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporated it by reference into such filing.

                     SUBMITTED BY THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

                             Dated: August 16, 1999

                               Kiran C. Patel, MD
                              Charles E. Crew, Jr.
                              Mark D. Dean, D.D.S.

                      COMPENSATION COMMITTEE INTERLOCKS AND
                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Lawrence C. Tucker served on the Compensation Committee during 1998. Mr. Tucker is a general partner of Brown Brothers Harriman & Co., the general partner of The 1818 Fund II, L.P. the holder of a $20 million subordinated convertible note. (See "Certain Relationships and Related Transactions"). Mr. Tucker did not participate in the actions taken by the Compensation Committee relating to the repricing of options previously granted in 1997 and 1996 to Messrs. Morey and Papa or the grant of additional options to purchase 100,000 shares to Mr. Papa in February 1998. Mr. Tucker did not participate in light of the potential conflict of interest arising out of the concurrent negotiations to amend the Note, which negotiations were consummated in an amendment to the Note in January 1998.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Through December 31, 1998, the Company has incurred legal fees for Edward
A. Ullmann and Marystephanie Corsones, the Company's former Chief Executive Officer and former Chief Financial Officer, respectively, in the aggregate of $711,000 and $500,000, respectively, to indemnify such individuals for legal fees and expenses incurred in connection with their defense of the Class Action Securities Litigation in which the Company and such individuals are defendants. In May 1999, the Company entered into a settlement agreement of the Class Action Securities Litigation for $2.5 million, all of which is being funded by the insurance carrier which provided coverage to the individual defendants. The settlement agreement is subject to Federal Court approval. The Company expects to recoup from the insurance carrier the expenses related to fees it paid to the attorneys representing the individual defendants, less the Company's insurance deductible.

                      SECTION 16 PROXY STATEMENT DISCLOSURE

     Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that officers, directors and holders of more than 10% of the Common Stock (collectively, the "Reporting Persons") file reports of their trading in the Company's equity securities with the Securities and Exchange Commission. Based upon a review of Section 16 forms filed by the Reporting Persons during the last fiscal year, the Company believes that the Reporting Persons complied with the applicable Section 16 filing requirements, except as follows (i) Dr. Dean has not filed a Form 4 for the sale of 116,672 shares of common stock and 68,059 shares of Class A common stock disposed of by Pine Street Dental Association, P.C. ("Pine Street"), a retirement plan in which the Reporting Person has a 48% interest; and (ii) Mr. Shah is currently filing his Form 3.

                             STOCK PERFORMANCE GRAPH

     The following graph sets forth the cumulative total shareholder return to the Company's (WELL) shareholders during the period from August 12, 1993 (the date of WellCare's initial public offering of Common Stock) through December 31, 1998, as well as an overall stock market index (the NASDAQ stock market (US) composite index), a peer group index used in prior years (SIC Code Index 80-Nasdaq Health Services Stock), and a new WELL's peer group index of publicly-traded regional HMO companies comprised of Coventry Health Care, Inc., Health Power, Inc., Maxicare Health Plans, Inc., Mid Atlantic Medical Services, Inc., Oxford Health Plans, Inc., Rightchoice Managed Care, Inc., Sierra Health Services, Inc., Trigon Healthcare, Inc., United American Health Care Corp., and United Wisconsin Services, Inc.

     The Company has included an additional peer group comparison (Regional HMO Index) to reflect its position relative to other publicly-traded regional HMO's. The previously used peer group index includes the results of all health services company stocks, which include companies other than HMOs that do not insure health risks. The Company believes the publicly traded regional HMO stocks are more appropriate for the shareholder return comparison.

[GRAPH DEPICTS CUMULATIVE TOTAL RETURN AMONG WELL, THE NASDAQ (US) COMPOSITE INDEX AND THE SIC CODE INDEX. GRAPH ASSUMES $100 INVESTED ON AUGUST 12, 1993 AND REINVESTMENT OF DIVIDENDS THROUGH FISCAL YEAR ENDED DECEMBER 31, 1998.]

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In June 1999, Dr. Patel, the principal of Well Care HMO, Inc., a Florida corporation, an entity unrelated to WellCare, purchased a 55% ownership interest in the Company for $5 million. Dr. Patel purchased a newly authorized series of senior convertible preferred stock (Series A) ("the shares") of WellCare, which will provide him with 55% of WellCare's voting power. The preferred stock is subject to mandatory conversion into common stock upon the amendment to WellCare's Certificate of Incorporation to increase the number of authorized shares of common stock from 20 million to 75 million. The shares will be convertible into 55% of the then outstanding common stock (after giving effect to such conversion) and will be subject to anti-dilution rights under which Dr. Patel will generally preserve his 55% interest in WellCare until there are 75 million shares of common stock issued and outstanding. WCNY and WCCT also entered into management agreements with Comprehensive Health Management, Inc. (Comprehensive") an affiliate of Dr. Patel, to manage their HMO operations (excluding the commercial business of WCNY sold to GHI in June 1999). The investment by Dr. Patel in WellCare and the related management agreement with WCNY were approved by New York State regulators on June 11, 1999. Pending a public hearing in Connecticut and regulatory approval of the acquisition of control of WCCT, Dr. Patel in precluded from exercising influence in directing management and policies of WCCT. State regulators, however, have authorized the performance of the management agreement, with certain limitations. WCCT remains under an order of supervision by the Connecticut Department of Insurance.

     The management agreements with Comprehensive are for a term of five years, effective June 1, 1999. The management fee to each HMO ranges from 7.5% of the premium revenue when there are more than 80,000 members, to 9.5% of the premium revenues when there are less than 40,000 members. Comprehensive will cover services for claims, customer service, utilization review, data processing/MIS (including Y2K compliance expenses and costs), credentialing, communication, provider relations, and day to day accounting. Comprehensive will provide financial reports to the HMOs and the appropriate regulatory agencies. The fee does not cover other costs, directors and officers liability insurance, other insurance costs, and any extraordinary costs.

     Pursuant to the terms of the Note Purchase Agreement dated January 19, 1996, (the "Agreement") entered into between the Company and The 1818 Fund II, L.P., (the "Fund"), a private equity fund managed by Brown Brothers Harriman & Co. ("BBH & Co."), the Company issued a Note dated January 19, 1996, in the principal amount of $20,000,000, due December 31, 2002, payable to the order of the Fund or its registered assignees. On February 28, 1997, the Fund and the Company amended the Agreement and the Note and on January 14, 1998, the Agreement and Note were further amended. In June 1999, the Fund converted the remaining $15 million, plus accrued and unpaid interest of approximately $0.7 million, into newly authorized senior convertible preferred stock (Series B) of the Company. The preferred stock is non-voting and is subject to mandatory conversion (subject to regulatory approval) into 10,000,000 shares of WellCare's common stock upon the amendment to WellCare's certificates of incorporation to increase the number of authorized shares from 20 million to 75 million.

     Under the January 1998 amendment, subject to regulatory approval, the Fund agreed to convert $5 million of indebtedness under the Note into 1,250,000 shares of common stock, which conversion occurred on May 15, 1998, after the New York State Department of Health advised the Company that such approval was not required. The holder of the Note has the right to convert the remaining $15,000,000 outstanding principal amount of the Note at a conversion price of $8 per share, subject to adjustment for certain dilutive events. Under the Note, the conversion price is subject to adjustment, inter alia, if the Company issues shares of its common stock or options, warrants or other rights to acquire shares of common stock of the Company at a price per share less than the current market price or, pursuant to the Amendment, the conversion price at the time.

     The remaining $15,000,000 of indebtedness under the Note is due on December 31, 2002 and interest accrues thereon at an interest rate of eight percent (8%) per annum, payable quarterly. The Note is subject to certain mandatory redemption at the option of the holder of the Note upon a Change of Control (as defined in the Note) of the Company. In addition, subject to certain conditions, the Note is subject to optional redemption at the option of the Company on or after January 19, 2000. The Note is subordinated to all senior indebtedness of the Company. The holder of the Note also has the right to require redemption of the Note following a Change of Control of the company at a redemption price equal to 150% of the outstanding principal amount of the Note together with all accrued and unpaid interest thereon. If a change of control occurs within 24 months of a redemption of the Note, the Company may also be required to pay the holder of the Note an amount equal to 30% of the principal amount of the redeemed Note.

     Pursuant to the terms of the Agreement, the Fund may designate two directors to the Board. Effective January 1996, Lawrence C. Tucker became a director. Effective February 1997, Walter W. Grist became a director. Messers, Tucker and Grist resigned as directors, effective January 20, 1999.

     Pursuant to the Agreement, the Fund may purchase shares of common stock of the Company (in addition to the shares issuable upon conversion of the Note), provided that such purchases do not, in total, exceed ten million dollars ($10,000,000). Finally, provided the Fund holds at least fifty percent (50%) of the shares issued or issuable upon conversion of the Note, the Fund, under certain conditions, may sell shares issuable upon conversion of the Note in certain private placements of common stock by the Company.

     Pursuant to the January 1998 amendment, if the Company's consolidated earnings before income taxes are positive for either the second or third quarter of 1998, the Company will have the right, exercisable after the filing of the Form 10-Q relating to such quarter, and prior to December 31, 1998, to purchase 50% of the aggregate outstanding principal amount and 50% of the conversion shares for an aggregate purchase price of $12 million plus all accrued and unpaid interest on the Note to the date of purchase. The Company reported a consolidated loss before taxes for each of these quarters.

     Pursuant to the terms of the Registration Rights Agreement dated January 19, 1996, between the Company and the Fund, as amended, the holder of the Note and the holder of the shares issued upon conversion of Note have been granted three (3) demand registration rights and unlimited incidental registration rights. The Company was also required, in 1997, to file with the Securities and Exchange Commission, an "evergreen" shelf registration statement with respect to the Note and any shares issued upon conversion of the Note.

     In connection with the February 1997 and January 1998 amendments, the Company has reimbursed the Fund $94,348 for fees and expenses incurred by the Fund in connection with the preparation, negotiation and execution of the Amendment and related matters.

     In June 1999, as a condition to the closing of the Patel transaction, the holders of 644,287 shares of Class A common stock, which has ten votes per share, agreed to convert their shares into shares of common stock on a share-for-share basis. Robert W. Morey, the holder of the remaining 281,956 shares of Class A common stock outstanding, has given a two-year proxy in favor of Dr. Patel to vote Mr. Morey's share of Class A common stock.

     After giving effect to conversion of these shares of Class A common stock, and assuming conversion of the preferred shares held by Dr. Patel and the Fund, there would be 38,716,693 shares of common stock and 281,956 shares of Class A common stock outstanding with Dr. Patel owning 21,449,257 shares of common stock, and 55% of the aggregate number of shares outstanding in the combined classes.

     Effective July 1996, WCNY entered into an Agreement with Bienestar, Inc. ("Bienestar"), an unconsolidated affiliate whereby Bienestar provided consulting and educational services related to wellness and integrated health services. In November 1997, the Company decided not to renew the agreement. WellCare had acquired 70% of Bienestar in 1996 and, in December 1996, sold its entire interest to Mr. Ullmann, the Company's former Chief Executive Officer and President, for $84,000. This amount was payable in three equal annual installments, commencing in November 1996, with interest at the rate of 8% per annum. In June 1999, the Company forgave the remaining unpaid balance of $56,000.

     Until the cancellation of coverage, effective November 30, 1998, the Company had reinsured at negotiated arms length premium amounts the risk of its commercial, Medicaid and Medicare Risk members with affiliated companies of Allianz Life Insurance Company of North America and subsidiaries ("Allianz"). The Company received $1,250,000 from Allianz in 1997 with respect to its previous contribution commitment to WellCare University. RWM Management Company, Inc., is a company wholly-owned by Mr. Robert Morey, the Company's former Chairman of the Board. A significant portion of the revenues earned by RWM Management Company, Inc., is associated with a long-term business relationship between Mr. Morey and Allianz.

                                 OTHER BUSINESS

     Management does not know of any matter to be brought before the Annual Meeting other than as described above. In the event any other matter properly comes before the Annual Meeting, the persons named in the accompanying form of proxy have discretionary authority to vote on such matters.

                              SHAREHOLDER PROPOSALS

     Any shareholder proposal to be considered for inclusion in the Company's proxy solicitation material for the next Annual Meeting of Shareholders must be received by the Company at its principal office by December 31, 1999.



                                                    Dated: August 27, 1999

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       THE WELLCARE MANAGEMENT GROUP, INC.


                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW


         The undersigned, the President and Chief Executive Officer of The WellCare Management Group, Inc., a New York corporation (hereinafter referred to as the "Corporation") organized and existing under the Business Corporation Law ("BCL") of the State of New York, does hereby certify the following:

         1.    The Corporation's name is The WellCare Management Group, Inc.

         2. The original Certificate of Incorporation of the Corporation was filed by the Department of State under and pursuant to the BCL on the 25th day of August, 1983 under the name Ullmann and Castellon, Inc.

         3. The Restated Certificate of Incorporation of the Corporation, as heretofore amended or supplemented (the "Certificate of Incorporation"), is hereby further amended to increase the aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue from twenty-three million (23,000,000) shares to an aggregate of seventy six million [THREE HUNDRED NINETY-NINE THOUSAND THREE HUNDRED THREE HUNDRED SEVENTY-SEVEN (76,399,377)] shares.

         Article IV Section 1 of the Certificate of Incorporation which refers to the number of authorized shares is hereby amended by striking out Article IV,
Section 1 and substituting in lieu thereof a new Article IV, Section 1 to read as follows:

                          "1. GENERAL.. The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is seventy six million [THREE HUNDRED NINETY-NINE THOUSAND THREE HUNDRED THREE HUNDRED SEVENTY-SEVEN (76,399,377)] shares, of which seventy-five million (75,000,000) shares are to be shares of Common Stock, par value $.01 per share ("Common Stock"), [THREE HUNDRED NINETY-NINE THOUSAND THREE HUNDRED SEVENTY-SEVEN (399,377)] shares are to be shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock") and one million (1,000,000) Shares are to be shares of Preferred Stock, par value $.01 per share."

         4. The number of shares of Common Stock issued and currently outstanding is [7,549,932] shares, $.01 par value per share.

         5. The number of shares of Class A Common Stock currently issued and outstanding is [281,956], $.01 par value per share.

         6. The number of authorized, issued and currently outstanding shares of Series A Preferred Stock is 100,000. Immediately upon the amendment to the Certificate of Incorporation increasing the total number of authorized shares of Common Stock by [55,000,000] shares, the 100,000 outstanding shares of Series A Preferred Stock shall immediately and automatically, with no further action required to be taken by the Corporation or the holder thereof, be converted into, subject to the terms and provisions of subparagraph (d)(vi) of ARTICLE IV,
Section 3 of the Certificate of Incorporation, 9,227,035 shares of Common Stock.

         7. The number of authorized, issued and currently outstanding shares of Series B Preferred Stock is 100,000. At the later of (i) the amendment to the Certificate of Incorporation increasing the total number of authorized shares of Common Stock by [55,000,000] shares or (ii) the obtainment of all governmental and regulatory approvals necessary for the conversion of shares of Series B Preferred Stock into shares of Common Stock, the 100,000 outstanding shares of Series B Preferred Stock shall immediately and automatically, with no further action required to be taken by the Corporation or the holder thereof, be converted into, subject to the terms and provisions of subparagraph (e)(iii) of
ARTICLE IV, Section 3 of the Certificate of Incorporation, 10,000,000 shares of Common Stock.

         8. The amendment herein provided was approved by the Board of Directors of the Corporation followed by authorization by the vote of the holders of at least a majority of the votes represented by the total outstanding shares of the Corporation entitled to vote thereon, voting as one class, in accordance with Section 803(a) of the BCL.


               IN WITNESS WHEREOF, the undersigned has executed his name hereunto and affirm that the statements made herein are true under the penalties of perjury on this ___ day of August, 1999.


                                    ------------------------------------
                                    Name:  Dr. Kiran C. Patel
                                    Title: President and Chief Executive Officer

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       THE WELLCARE MANAGEMENT GROUP, INC.


                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

                                   PROXY CARD

                       THE WELLCARE MANAGEMENT GROUP, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Dr. Kiran C. Patel and Sandip Patel and each of them, proxies, each with the power of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of The WellCare Management Group, Inc. (the "Company") on September 30, 1999, and any adjournments or postponements thereof, upon all matters as may properly come before the Annual Meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

         THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WILL BE VOTED FOR THE MATTERS DESCRIBED IN PARAGRAPHS (1) AND (2) UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE, IN WHICH CASE, IT WILL BE VOTED AS SPECIFIED.


                            (CONTINUED ON OTHER SIDE)

[X]   PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

                            FOR all nominees listed at     WITHHOLD AUTHORITY
                            right (except as marked to     to vote for five
                            contrary below) five (5)       (5) nominees
                            nominees listed at right.      listed at right.

                            [  ]                           [  ]

(1)   TO ELECT FIVE DIRECTORS

                            Nominees for Directors:

                            Dr. Kiran C. Patel
                            Pradip C. Patel
                            Mary Lee Campbell-Wisley
                            Mark D. Dean
                            Rupesh Shah

To WITHHOLD AUTHORITY to vote for any individual nominee(s), print such nominee's name below:

-------------------------------------------------------------------------------

(2) To adopt an amendment to ARTICLE FOURTH of the Company's restated certificate of incorporation, as amended, to increase the number of authorized shares of the Company's Common Stock from 20 million shares to 75 million shares.

                                  FOR               AGAINST          ABSTAIN
                                  [ ]                 [ ]              [ ]

(3) To ratify the reappointment of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 1999.

                                  FOR               AGAINST          ABSTAIN
                                  [ ]                 [ ]              [ ]

(4) To transact such other business that may come before the Annual Meeting or any adjournment or postponement thereof.

SIGNATURE(S)                     DATE                            PLEASE SIGN AND
             ----------------        -----------                 RETURN THE
                                                                 CARD PROMPTLY
                                                                 USING THE
                                                                 ENCLOSED
NOTE: [Executors, Administrators, etc., should give full title.] ENVELOPE.